Exhibit 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Financial Officer of Imperiali Inc.  This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of Imperiali Inc for the quarter ended February 28, 2007.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Imperiali Inc as of February 28, 2007.

This Certification is executed as of September 19, 2008.

/s	Daniel Imperato
Interim Non-Executive Chairman Emeritus

A signed original of this written statement required by Section 906 has been provided to us, and will be retained by Imperiali Inc and furnished to the Securities and Exchange Commission or its staff upon request.